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Exhibit 99.1

TransMontaigne Inc.
Unaudited pro forma financial statements

Introduction

        The accompanying unaudited pro forma consolidated financial statements of TransMontaigne Inc. should be read together with the historical consolidated financial statements of TransMontaigne Inc. included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2005, filed on May 9, 2005, and Annual Report on Form 10-K for the year ended June 30, 2004, filed on September 23, 2004.

        The accompanying unaudited pro forma consolidated financial statements give effect to the contribution of certain terminal and pipeline operations to TransMontaigne Partners L.P., the execution of the terminaling and transportation services agreement and omnibus agreement with TransMontaigne Partners L.P., and the related transactions in connection with the closing of TransMontaigne Partners L.P. initial public offering of common units, including the exercise of the underwriters' over-allotment option. The unaudited pro forma consolidated balance sheet assumes that the contribution, offering, and related transactions occurred on March 31, 2005, and the unaudited pro forma consolidated statements of operations assume that the contribution, offering, and related transactions occurred on July 1, 2003. In accordance with generally accepted account principles, TransMontaigne Inc. will consolidate the assets, liabilities, and results of operations of TransMontaigne Partners L.P. due to TransMontaigne Inc.'s ownership of the general partnership interest in TransMontaigne Partners L.P.

TransMontaigne Inc. and subsidiaries
Unaudited pro forma consolidated balance sheet
March 31, 2005
(In thousands)

	Actual	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$19,292	$73,473	(a)	$131,210
		7,945	(b)
		30,500	(c)
Restricted cash held by commodity broker	3,113	—		3,113
Trade accounts receivable, net	367,931	—		367,931
Inventories—discretionary volumes	217,773	—		217,773
Unrealized gains on derivative contracts	22,893	—		22,893
Deferred tax assets	11,862	—		11,862
Other current assets	10,025	—		10,025

	652,889	111,918		764,807
Property, plant and equipment, net	347,716	—		347,716
Product linefill and tank bottom volumes	25,036	—		25,036
Unrealized gains on derivative contracts	20	—		20
Investments in petroleum related assets	10,131	—		10,131
Deferred debt issuance costs, net	8,905	—		8,905
Other assets, net	24,372	1,000	(c)	25,372

	$1,069,069	$112,918		$1,181,987

LIABILITIES, PREFERRED STOCK, AND COMMON STOCKHOLDERS' EQUITY
Current liabilities:
Commodity margin loan	$—	$—		$—
Working capital credit facility	—	—		—
TransMontaigne Partners L.P. senior secured credit facility	—	31,500	(c)	31,500
Trade accounts payable	226,013	—		226,013
Unrealized losses on derivative contracts	47,691	—		47,691
Inventory due to others under exchange agreements	29,471	—		29,471
Excise taxes payable	94,233	—		94,233
Other accrued liabilities	23,935	—		23,935
Deferred revenue—supply chain management services	5,573	—		5,573

	426,916	31,500		458,416
Other liabilities:
Long-term debt	200,000	—		200,000
Deferred tax liabilities	67,359	—		67,359

Total liabilities	694,275	31,500		725,775

Minority interest in TransMontaigne Partners L.P.	—	73,473	(a)	81,418
		7,945	(b)

Series B Redeemable Convertible Preferred stock	74,830	—		74,830

Common stockholders' equity:
Common stock	419	—		419
Capital in excess of par value	271,752	—		271,752
Deferred stock-based compensation	(5,459)	—		(5,459)
Retained earnings (accumulated deficit)	33,252	—		33,252

	299,964	—		299,964

	$1,069,069	$112,918		$1,181,987

See accompanying notes to unaudited pro forma consolidated financial statements.

TransMontaigne Inc. and subsidiaries
Unaudited pro forma consolidated statements of operations
Nine months ended March 31, 2005
(In thousands, except per share amounts)

	Actual	Adjustments		Pro Forma
Supply, distribution, and marketing:
Revenues	$8,156,241	$—		$8,156,241
Cost of product sold and other direct costs and expenses	(8,028,072)	—		(8,028,072)

Net operating margins	128,169	—		128,169

Terminals, pipelines, and tugs and barges:
Revenues	83,248	—		83,248
Direct operating costs and expenses	(45,308)	—		(45,308)

Net operating margins	37,940	—		37,940

Total net operating margins	166,109	—		166,109

Costs and expenses:
Selling, general and administrative	(32,120)	(482	)(d)	(32,602)
Depreciation and amortization	(17,808)	—		(17,808)
Lower of cost or market write-downs on product linefill and tank bottom volumes	—	—		—
Gain (loss)on disposition of assets, net	(606)	—		(606)

Total costs and expenses	(50,534)	(482)		(51,016)

Operating income	115,575	(482)		115,093

Other income (expenses):
Dividend income	390	—		390
Interest income	250	—		250
Interest expense	(19,316)	(1,181	)(e)	(20,497)
Other financing costs:
Amortization of deferred debt issuance costs	(1,603)	—		(1,603)
Write-off of debt issuance costs related to former bank credit facility	(3,392)	—		(3,392)

Total other expenses	(23,671)	(1,181)		(24,852)

Earnings before income taxes	91,904	(1,663)		90,241
Minority interests share in earnings of TransMontaigne Partners L.P.	—	(3,231	)(f)	(3,231)
Income tax expense	(36,762)	1,958	(g)	(34,804)

Net earnings	55,142	(2,936)		52,206
Earnings allocable to preferred stock	(12,148)	647(h	)	(11,501)

Net earnings attributable to common stockholders	$42,994	$(2,289)		$40,705

Earnings per share:
Basic net earnings per common share	$1.08			$1.03
Diluted net earnings per common share	$1.07			$1.01
Weighted average common shares outstanding:
Basic	39,672			39,672

Diluted	51,709			51,709

See accompanying notes to unaudited pro forma consolidated financial statements.

TransMontaigne Inc. and subsidiaries
Unaudited pro forma consolidated statements of operations
Year ended June 30, 2004
(In thousands, except per share amounts)

	Actual	Adjustments		Pro Forma
Supply, distribution, and marketing:
Revenues	$11,215,351	$—		$11,215,351
Cost of product sold and other direct costs and expenses	(11,145,501)	—		(11,145,501)

Net operating margins	69,850	—		69,850

Terminals, pipelines, and tugs and barges:
Revenues	109,240	—		109,240
Direct operating costs and expenses	(53,966)	—		(53,966)

Net operating margins	55,274	—		55,274

Total net operating margins	125,124	—		125,124

Costs and expenses:
Selling, general and administrative	(40,747)	(642	)(d)	(41,389)
Depreciation and amortization	(23,015)	—		(23,015)
Lower of cost or market write-downs on product linefill and tank bottom volumes	(60)	—		(60)
Gain (loss)on disposition of assets, net	(978)	—		(978)

Total costs and expenses	(64,800)	(642)		(65,442)

Operating income	60,324	(642)		59,682

Other income (expenses):
Dividend income	6	—		6
Interest income	205	—		205
Interest expense	(26,477)	(1,575	)(e)	(28,052)
Other financing costs:
Amortization of deferred debt issuance costs	(3,469)	—		(3,469)

Total other expenses	(29,735)	(1,575)		(31,310)

Earnings before income taxes	30,589	(2,217)		28,372
Minority interests share in earnings of TransMontaigne Partners L.P.	—	(5,832	)(f)	(5,832)
Income tax expense	(12,060)	3,157	(g)	(8,903)

Net earnings	18,529	(4,892)		13,637
Earnings allocable to preferred stock	(4,060)	1,072	(h)	(2,988)

Net earnings attributable to common stockholders	$14,469	$(3,820)		$10,649

Earnings per share:
Basic net earnings per common share	$0.37			$0.27
Diluted net earnings per common share	$0.36			$0.27
Weighted average common shares outstanding:
Basic	39,355			39,355

Diluted	51,008			51,008

See accompanying notes to unaudited pro forma consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1)   Pro forma adjustments and assumptions

        (a)   Reflects the net proceeds to TransMontaigne Partners L.P. of $73.5 million for the issuance and sale of 3,852,500 common units, after giving effect to the exercise of the underwriters' over-allotment option, at the initial public offering price of $21.40 per common unit, and the payment of the underwriting discount, structuring fee and other expenses of $8.9 million.

        (b)   Reflects the proceeds to TransMontaigne Partners L.P. of $7.9 million for the issuance and sale of 450,000 subordinated units to an affiliate of Morgan Stanley Capital Group Inc. in a separate private placement at a price of $17.65 per subordinated unit.

        (c)   Reflects the borrowing of $31.5 million under TransMontaigne Partners L.P. senior secured credit facility and the payment of $1.0 million in deferred debt issuance costs.

        (d)   Reflects annual amortization expense of $0.6 million for the amortization of deferred compensation associated with 120,000 common units awarded to key employees and non-employee directors of the general partner of TransMontaigne Partners L.P. at the initial public offering price of $21.40 per common unit. These common units will vest over 4 years at 25% per year.

        (e)   Reflects interest expense at 5.0% per annum on the $31.5 million borrowing described in (c) above. Should the actual interest rate increase or decrease by 50 basis points, pro forma interest expense would increase or decrease by $157,500 for the year ended June 30, 2004, and $118,125 for the nine months ended March 31, 2005.

        (f)    Reflects minority interests share in the pro forma combined earnings of TransMontaigne Partners L.P. for the periods presented based on the following computations:

	Year ended June 30, 2004	Nine months ended March 31, 2005
Revenues	$35,846	$26,047
Direct operating costs and expenses	(14,123)	(11,545)
Allocated general and administrative expenses	(2,800)	(2,100)
Allocated insurance expense	(1,000)	(750)
Depreciation and amortization	(6,545)	(5,033)
Gain on disposition of assets, net	6	—
Interest expense, net	(1,569)	(1,181)

Net earnings of TransMontaigne Partners L.P.	$9,815	$5,438

Minority interest share in net earnings	$5,832	$3,231

        TransMontaigne Partners L.P. anticipates incurring incremental general and administrative costs related to becoming a separate public entity (e.g., cost of tax return preparation, annual and quarterly reports to unitholders, stock exchange listing fees, registrar and transfer agent fees, and equity-based compensation awarded to key employees and consultants of TransMontaigne Services Inc., and nonemployee directors of the general partner) at an annual rate of approximately $2.7 million. The unaudited pro forma consolidated financial statements do not reflect this $2.7 million in incremental general and administrative costs.

        (g)   Reflects income tax expense at an effective combined federal and state income tax rate of 39.5% for the year ended June 30, 2004 and 40.0% for the nine months ended March 31, 2005.

        (h)   Reflects the earnings that would be allocable to the Series B Redeemable Convertible Preferred stock if dividends were declared in an amount equal to the net earnings for the period presented. If dividends on a per share equivalent basis are declared on our common stock in excess of the dividends actually declared on the Series B Redeemable Convertible Preferred stock, the Series B Redeemable Convertible Preferred stock will participate in the excess dividends as if the Series B Redeemable Convertible Preferred stock was converted into common stock.

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TransMontaigne Inc. Unaudited pro forma financial statements